Report of Independent Registered Public Accounting Firm on Schedules
The Board of Directors and Stockholder
Principal Life Insurance Company
We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and have issued our report thereon dated March 7, 2008. Our audits included the financial statement schedules listed in Item 24(a)(iii) of the Registration Statement of this Form N-4. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for certain non-monetary exchanges of similar productive assets (primarily real estate) effective July 1, 2005, its pension and other post-retirement benefits effective December 31, 2006, and for the treatment of modifications or exchange of insurance contracts and income tax contingencies effective January 1, 2007.
Des Moines, Iowa
March 7, 2008

Exhibit 11
Principal Life Insurance Company
Schedule I — Summary of Investments
Other than Investments in Related Parties
As of December 31, 2007

			Amount at Which
			Shown in the
			Statement of
Type of investment	Cost	Value	Financial Position
	(in millions)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$618.9	$647.6	$647.6
States, municipalities and political subdivisions	1,867.6	1,896.5	1,896.5
Foreign governments	419.4	453.9	453.9
Public utilities	2,707.3	2,786.1	2,786.1
Convertibles and bonds with warrants attached	—	—	—
Redeemable preferred	188.5	175.5	175.5
All other corporate bonds	28,455.9	28,696.6	28,696.6
Mortgage-backed and other asset-backed securities	9,926.2	9,580.5	9,580.5

Total fixed maturities, available for sale	44,183.8	44,236.7	44,236.7

Fixed maturities, trading	302.1	302.1	302.1

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	3.5	4.2	4.2
Public utilities	—	—	—
Industrial, miscellaneous and all other	9.0	14.6	14.6
Non-redeemable preferred stock	302.1	290.9	290.9

Total equity securities, available-for-sale	314.6	309.7	309.7

Equity securities, trading	223.9	223.9	223.9

Mortgage loans	12,149.5	XXXX	12,101.0

Real estate, net:
Real estate acquired in satisfaction of debt	10.0	XXXX	10.0
Other real estate	849.6	XXXX	849.6

Policy loans	853.7	XXXX	853.7
Other investments	1,335.9	XXXX	1,335.1

Total investments	$60,223.1	XXXX	$60,221.8

Principal Life Insurance Company
Schedule III — Supplementary Insurance Information
As of December 31, 2007, 2006 and 2005 and for each of the years then ended

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and Other		Net	Claims and	Policy	Other
	Acquisition	Benefits	Policyholder	Premium	Investment	Settlement	Acquisition	Operating
	Costs	and Claims	Funds	Revenue	Income	Expenses	Costs	Expenses

	(in millions)
2007:
U.S. Asset Accumulation	$1,163.3	$8,147.7	$37,635.5	$710.8	$2,732.9	$2,807.7	$255.0	$798.0
Global Asset Management	—	—	—	—	33.6	—	—	410.9
Life & Health Insurance	1,463.4	7,472.6	3,402.8	3,671.6	689.1	3,111.4	96.4	1,011.4
Mortgage Banking	—	—	—	—	—	—	—	—
Corporate & Other	—	2.6	(244.2)	5.3	96.9	(10.5)	—	(107.6)

Principal Life Insurance Company	$2,626.7	$15,622.9	$40,794.1	$4,387.7	$3,552.5	$5,908.6	$351.4	$2,112.7

2006:
U.S. Asset Accumulation	$985.6	$7,719.3	$34,570.0	$462.3	$2,536.6	$2,391.3	$170.6	$729.9
Global Asset Management	—	—	—	—	52.1	—	—	338.5
Life & Health Insurance	1,280.3	7,282.2	3,045.0	3,598.7	692.5	2,910.3	66.2	1,021.8
Mortgage Banking	—	—	—	—	—	—	—	—
Corporate & Other	—	2.7	(218.7)	5.2	71.6	(8.3)	—	(96.0)

Principal Life Insurance Company	$2,265.9	$15,004.2	$37,396.3	$4,066.2	$3,352.8	$5,293.3	$236.8	$1,994.2

2005:
U.S. Asset Accumulation	$889.6	$7,516.7	$31,527.5	$455.2	$2,374.3	$2,260.4	$148.7	$666.1
Global Asset Management	—	—	—	—	30.5	—	—	305.8
Life & Health Insurance	1,180.3	7,130.1	2,923.6	3,267.1	676.9	2,620.2	90.2	956.9
Mortgage Banking	—	—	—	—	—	—	—	—
Corporate & Other	—	3.5	(198.4)	5.1	49.3	(7.0)	—	(104.7)

Principal Life Insurance Company	$2,069.9	$14,650.3	$34,252.7	$3,727.4	$3,131.0	$4,873.6	$238.9	$1,824.1

Principal Life Insurance Company
Schedule IV — Reinsurance
As of December 31, 2007, 2006 and 2005 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of Amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net

2007:
Life insurance inforce	$238,424.2	$61,442.3	$2,823.5	$179,805.4	1.6%

Premiums:
Life insurance	$1,528.0	$107.9	$160.1	$1,580.2	10.1%
Accident and health insurance	2,976.4	168.8	(0.1)	2,807.5	0.0%

Total	$4,504.4	$276.7	$160.0	$4,387.7	3.6%

2006:
Life insurance inforce	$218,876.7	$53,308.8	$3,078.9	$168,646.8	1.8%

Premiums:
Life insurance	$1,302.2	$98.3	$117.2	$1,321.1	8.9%
Accident and health insurance	2,927.1	182.1	0.1	2,745.1	0.0%

Total	$4,229.3	$280.4	$117.3	$4,066.2	2.9%

2005:
Life insurance inforce	$196,223.5	$49,062.0	$2,895.1	$150,056.6	1.9%

Premiums:
Life insurance	$1,323.7	$82.3	$56.6	$1,298.0	4.4%
Accident and health insurance	2,642.9	213.5	—	2,429.4	0.0%

Total	$3,966.6	$295.8	$56.6	$3,727.4	1.5%